UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2014

ACTAVIS plc

(Exact name of registrant as specified in its charter)

Ireland	000-55075	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square, Docklands

Dublin 2, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2014, the Board of Directors (the “Board”) of Actavis plc (the “Company” or “Actavis”) realigned the Company’s global strategic business structure.

Under the new organizational structure, global generics, specialty brands, branded generics, legacy brands, over-the-counter (OTC) and third-party commercial operations and business development have been consolidated into a single new division, under the leadership of Sigurdur Oli Olafsson, President, Actavis Pharma.

The Company’s generic, brand, inhalation and biosimilars research and development (R&D) organizations have been consolidated under the leadership of Fred Wilkinson, in the newly created position of President, Actavis Global Research and Development.

Robert Stewart, President of Global Operations, will be charged with an expanded role driving efficiencies across the organization and capitalizing on the most efficient utilization of human and financial resources, as well as harnessing the capabilities of Actavis’ global manufacturing and distribution functions, including the continued oversight of Anda Inc.

Mr. Olafsson, age 45, is the President of Actavis Pharma and joined Actavis (formerly known as Watson Pharmaceuticals, Inc. (“Watson”)) as Executive Vice President, Global Generics in September 2010, and was appointed President of the Global Generics business in April 2012. Prior to joining Actavis, Mr. Olafsson served as CEO of the Actavis Group from 2008 to 2010, where he was responsible for overseeing its global pharmaceutical business with operations in more than 40 countries. From 2006 to 2008, Mr. Olafsson served as Deputy CEO of the Actavis Group and, from 2003 to 2006, he was CEO, Actavis Inc. U.S. and Chief Executive Corporate Development. Prior to joining the Actavis Group, Mr. Olafsson held increasingly responsible positions with Pfizer’s Global Research and Development organization in both the U.S. and the UK from 1998 until 2003, and served as head of Drug Development for Omega Farma in Iceland for four years. Mr. Olafsson has a M.S. in Pharmacy (Cand Pharm) from the University of Iceland.

Mr. Wilkinson, age 57, was appointed President, Actavis Global Research and Development on January 31, 2014. Prior to his current appointment, he was President, Actavis Specialty Brands since April 2012. Mr. Wilkinson joined Watson as Executive Vice President, Actavis Specialty Brands in September 2009. Prior to joining Watson, Mr. Wilkinson was President and Chief Operating Officer of Duramed Pharmaceuticals, Inc. the proprietary products subsidiary of Barr Pharmaceuticals, Inc. from 2006 to 2009. Prior to joining Duramed Pharmaceuticals, Inc., he was President and Chief Executive Officer of Columbia Laboratories, Inc. from 2001 to 2006. From 1996 to 2001, Mr. Wilkinson was Senior Vice President and Chief Operating Officer of Watson Pharmaceuticals, Inc. Prior to joining Watson, he spent 16 years at Sandoz in numerous senior management positions of increasing responsibility. Mr. Wilkinson received his M.B.A. from Capital University in 1984 and his B.S. in Pharmacy from Ohio Northern University in 1979.

Mr. Stewart, age 46, was appointed President, Global Operations on April 27, 2012. As President, Global Operations, Mr. Stewart is responsible for managing the Company’s Anda, Inc. distribution business, in addition to Global Operations. He had served as Executive Vice President, Global Operations, since August 2010. He joined Watson in November 2009 as Senior Vice President, Global Operations. Prior to joining Watson, Mr. Stewart held various positions with Abbott Laboratories, Inc. from 2002 until 2009 where he most recently served as Vice President, Global Supply Chain. From 2005 until 2008, he served as Divisional Vice President, Quality Assurance and prior to this position served as Divisional Vice President for U.S./Puerto Rico and Latin America Plant Operations as well as Director of Operations for Abbott’s Whippany plant. Prior to joining Abbott Laboratories, Inc., he worked for Knoll Pharmaceutical Company from 1995 to 2001 and Hoffman La-Roche Inc. Mr. Stewart received B.S. degrees in Business Management/Finance in 1994 from Fairleigh Dickinson University.

Item 7.01	Regulation FD Disclosure.

On January 31, 2014, the Company issued a press release announcing the changes to its management structure. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. The press release attached as Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

d.  Exhibits:

99.1	Press Release of Actavis plc entitled “Actavis Announces Refocused Global Business Structure to Maximize Evolution into Global Specialty Pharmaceuticals Leadership” dated January 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2014

ACTAVIS plc

By:	/s/ David A. Buchen
	Name:	David A. Buchen
	Title:	Chief Legal Officer – Global and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Actavis plc entitled “Actavis Announces Refocused Global Business Structure to Maximize Evolution into Global Specialty Pharmaceuticals Leadership” dated January 31, 2014.